CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-176233, 333-162957, 333-142588, and 333-128304 on Form S-8 of our report dated March 12, 2012, relating to the consolidated financial statements and financial statement schedule of The Middleby Corporation and subsidiaries (the “Company”), as of and for each of the two years in the period ended December 31, 2011, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 27, 2013